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PHILLIPS-VAN HEUSEN CORPORATION
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PHILLIPS-VAN HEUSEN CORPORATION

SUPPLEMENT TO

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

May 11, 2009

Dear Stockholder:

This document is a supplement to our Proxy Statement furnished to you in connection with the Annual Meeting of Stockholders of Phillips-Van Heusen Corporation, which will be held at The Graduate Center - City University of New York, 365 Fifth Avenue, Proshansky Auditorium, Concourse Level, New York, New York, on Thursday, June 25, 2009, at 10:00 a.m.

EXPLANATORY STATEMENT

We are sending you this supplement because the value of stock awards for fiscal 2008 reported in the “Summary Compensation Table” on page 28 of our Proxy Statement was incorrect for each Named Executive Officer and, as a result, the amount of total compensation reported for each Named Executive Officer for fiscal 2008 was incorrect.  In addition, the value of stock awards for Mr. Chirico for fiscal 2008 was reported in note (2) to the “Summary Compensation Table” on page 29 of our Proxy Statement as a negative amount, instead of a positive amount.  We have corrected these errors in the table and in note (2).  The corrected table, as well as all footnotes to the table, are set forth in this supplement.  There are no other changes to the printed form of the Proxy Statement that has been delivered to you.

MARK D. FISCHER
Secretary

SUMMARY COMPENSATION TABLE

The Summary Compensation Table includes the 2006, 2007 and 2008 compensation data for our Named Executive Officers.

Name and Principal Position	Years of Service(1)	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards (2) ($)	Option Awards (3) ($)	Non-Equity Incentive Plan Compensation (4) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (5) ($)	All Other Compensation (6) ($)	Total ($)

Emanuel Chirico, age 51	14	2008	1,000,000	0	10,246	1,819,115	1,874,205	100,228	90,608	4,894,402
Chairman and Chief Executive Officer,		2007	1,000,000	0	657,058	1,744,019	3,075,000	49,076	102,708	6,627,861
Phillips-Van Heusen Corporation		2006	992,436	0	0	1,659,629	3,500,000	400,255	126,428	6,678,748

Michael A. Shaffer, age 46	18	2008	475,000	0	92,191	337,133	0	39,960	44,485	988,769
Executive Vice President and		2007	458,333	0	173,949	288,605	628,188	28,382	46,130	1,623,587
Chief Financial Officer,		2006	419,712	0	0	210,150	637,500	44,751	38,389	1,350,502
Phillips-Van Heusen Corporation

Francis K. Duane, age 52	10	2008	800,000	0	89,527	408,786	299,873	164,239	63,368	1,825,793
Vice Chairman, Wholesale Apparel,		2007	800,000	330,000	142,343	406,209	847,000	126,551	72,750	2,724,853
Phillips-Van Heusen Corporation		2006	794,711	0	0	420,934	1,520,000	215,868	63,608	3,015,121

Paul Thomas Murry, age 58	6	2008	850,000	0	11,914	104,336	0	225,254	97,711	1,289,215
President and Chief Executive Officer,		2007	850,000	0	180,782	50,328	1,396,125	180,680	99,845	2,757,760
Calvin Klein, Inc.		2006	850,000	0	0	395,264	1,275,000	199,302	96,187	2,815,753

Allen E. Sirkin, age 66	22	2008	910,000	0	483,985	690,022	466,158	87,942	43,515	2,681,622
President and Chief Operating Officer,		2007	906,667	0	539,628	692,550	1,701,700	270,195	81,852	4,192,592
Phillips-Van Heusen Corporation		2006	889,423	0	0	586,433	1,890,000	530,953	68,312	3,965,121

(Footnotes appear on following page)

(Footnotes to table on previous page)

(1)          This column represents credited service accrued by each Named Executive Officer under the terms of our Pension Plan and our Supplemental Pension Plan for benefit calculation purposes.

(2)          The Stock Awards column represents the aggregate compensation costs recognized in the fiscal year listed and included in our financial statements in accordance with Financial Accounting Standards Board (FASB) Statement No. 123R for the fair value of restricted stock units and performance share awards granted to each Named Executive Officer.  Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service based vesting conditions.  The fair value of the restricted stock units is equal to the closing price of our Common Stock on the date of grant.  The compensation expense related to the fair value of an award of restricted stock units is recognized on a straight-line basis over the award’s vesting period.  The fair value of an award of performance shares is equal to the closing price of our Common Stock on the date of grant, reduced for the present value of any dividends expected to be paid on our Common Stock during the performance cycle, as the performance shares do not accrue dividends prior to being earned.  The compensation expense related to the fair value of performance shares is recognized ratably based on the current expectations of the probable number of shares that will ultimately be issued and, in 2008, includes reversals of expense of certain awards granted in 2007, as we determined that it was unlikely that the performance criteria for vesting would be met.  No restricted stock unit or performance share awards were made prior to 2007 and, therefore, this column consists of the expense related to such stock awards made in 2008 and 2007 only.  The following table sets forth for each Named Executive Officer the breakdown of the expense for the restricted stock unit and performance share awards for the listed fiscal years.

Name	Fiscal Year	Expense Related to Restricted Stock Unit Awards Granted in Listed Year ($)	Expense Related to Performance Share Awards Granted in Listed Year ($)	Expense Related to Restricted Stock Unit Awards Granted in the Prior Year ($)	Expense Related to Performance Share Awards Granted in the Prior Year ($)	Total Expense Reported in the Stock Awards Column ($)

Emanuel Chirico
	2008	197,020	0	255,454	(442,228)	10,246
	2007	214,830	442,228	0	0	657,058

Michael A. Shaffer
	2008	61,336	0	72,987	(42,132)	92,191
	2007	61,380	112,569	0	0	173,949

Francis K. Duane
	2008	70,630	0	87,584	(68,687)	89,527
	2007	73,656	68,687	0	0	142,343

Paul Thomas Murry
	2008	31,597	0	36,493	(56,176)	11,914
	2007	30,690	150,092	0	0	180,782

Allen E. Sirkin
	2008	584,188	0	0	(100,203)	483,985
	2007	439,425	100,203	0	0	539,628

(3)          The Option Awards column represents the aggregate compensation costs recognized in the fiscal year listed and included in our financial statements in accordance with FASB Statement No. 123R for the fair value of all outstanding stock option awards granted to each Named Executive Officer.  Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service based vesting conditions.  The following table sets forth for each Named Executive Officer the breakdown of the expense for the stock option awards granted in the listed fiscal years.

(Footnotes continued on following page)

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(Footnotes continued from previous page)

Name	Fiscal Year	Expense Related to Option Awards Granted in the Listed Year ($)	Expense Related to Option Awards Granted in Prior Years ($)	Total Expense Reported in the Option Awards Column ($)

Emanuel Chirico
	2008	271,895	1,547,220	1,819,115
	2007	352,293	1,391,726	1,744,019
	2006	665,141	994,488	1,659,629
Michael A. Shaffer
	2008	81,568	255,565	337,133
	2007	100,655	187,950	288,605
	2006	66,514	143,636	210,150
Francis K. Duane
	2008	96,399	312,387	408,786
	2007	120,786	285,423	406,209
	2006	33,257	387,677	420,934
Paul Thomas Murry
	2008	44,492	59,844	104,336
	2007	50,328	0	50,328
	2006	0	395,264	395,264
Allen E. Sirkin
	2008	0	690,022	690,022
	2007	0	692,550	692,550
	2006	586,433	0	586,433

Under FASB Statement No. 123R, the fair value of each stock option award is estimated as of the grant date using the Black-Scholes-Merton option valuation model.  The compensation expense related to the fair value of an award of stock options is recognized on a straight-line basis over the award’s vesting period.  The following table sets forth the assumptions used in the model for option awards that were recognized as compensation expense in 2008, 2007 and 2006 in our financial statements, but were granted in 2008, 2007, 2006, 2005 and 2004:

	2008	2007	2006	2005	2004
Weighted average fair value	$12.11	$24.02	$15.59	$10.19	$5.84
Weighted average risk-free interest rate	2.78%	4.68%	4.69%	4.15%	3.76%
Weighted average dividend yield	0.41%	0.26%	0.38%	0.48%	0.79%
Weighted average expected volatility	29.50%	33.30%	33.20%	25.90%	26.90%
Weighted average expected life, in years	6.3	6.3	6.1	6.0	6.0

(4)   The compensation reported in this column includes payouts under our Performance Incentive Bonus Plan and payouts under our Long-Term Incentive Plan, as detailed in the table below.

Name	Fiscal Year	Performance Incentive Bonus Plan ($)	Long-Term Incentive Plan ($)	Total Non-Equity Incentive Plan Compensation ($)

Emanuel Chirico
	2008	0	1,874,205	1,874,205
	2007	1,475,000	1,600,000	3,075,000
	2006	2,000,000	1,500,000	3,500,000
Michael A. Shaffer
	2008	0	N/A	0
	2007	628,188	N/A	628,188
	2006	637,500	N/A	637,500
Francis K. Duane
	2008	0	299,873	299,873
	2007	527,000	320,000	847,000
	2006	1,520,000	N/A	1,520,000
Paul Thomas Murry
	2008	0	N/A	0
	2007	1,396,125	N/A	1,396,125
	2006	1,275,000	N/A	1,275,000
Allen E. Sirkin
	2008	0	466,158	466,158
	2007	1,201,200	500,500	1,701,700
	2006	1,890,000	N/A	1,890,000

(Footnotes continued on following page)

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(Footnotes continued from previous page)

(5)   The amounts reported in this column consist of the changes in values under our Pension Plan and Supplemental Pension Plan and under our named Executive Officer’s capital accumulation program agreement, if any, as follows:

	Fiscal	Change in Pension Plan Value	Change in Supplemental Pension Plan Value	Change in Capital Accumulation Program Value	Change in Pension Value and Nonqualified Deferred Compensation Earnings†

Name	Year	($)	($)	($)	($)

Emanuel Chirico
	2008	15,955	143,730	(59,457)	100,228
	2007	1,008	116,250	(68,182)	49,076
	2006	15,841	275,043	109,371	400,255
Michael A. Shaffer
	2008	8,937	31,023	N/A	39,960
	2007	(3,206)	31,588	N/A	28,382
	2006	10,896	33,855	N/A	44,751
Francis K. Duane
	2008	15,442	94,647	54,150	164,239
	2007	4,675	83,540	38,336	126,551
	2006	14,800	119,909	81,159	215,868
Paul Thomas Murry
	2008	23,956	201,298	N/A	225,254
	2007	14,093	166,587	N/A	180,680
	2006	19,711	179,591	N/A	199,302
Allen E. Sirkin
	2008	21,060	372,321	(305,439)	87,942
	2007	7,302	518,749	(255,856)	270,195
	2006	56,183	394,228	80,542	530,953

†      Additional information regarding our Pension Plan and Supplemental Pension Plan is included in this section under the Pension Benefits table.  Additional information regarding our capital accumulation program is in included in this section under the heading “Termination of Employment and Change In Control Arrangements.”

(6)   All Other Compensation includes perquisites and payments or contributions required to be made by us under our Associates Investment Plan for Salaried Associates, Supplemental Savings Plan and Executive Medical Reimbursement Insurance Plan.

In 2008, we made contributions under our AIP and our Supplemental Savings Plan in the amounts of $76,858 for Mr. Chirico; $30,735 for Mr. Shaffer; $49,618 for Mr. Duane; $63,961 for Mr. Murry; and $29,765 for Mr. Sirkin.  In 2007, the amounts of the contributions were $88,958 for Mr. Chirico; $32,380 for Mr. Shaffer; $59,000 for Mr. Duane; $63,469 for Mr. Murry; and $68,102 for Mr. Sirkin.  In 2006, the amounts of the contributions were $114,598 for Mr. Chirico; $26,559 for Mr. Shaffer; $51,778 for Mr. Duane; $57,037 for Mr. Murry; and $56,482 for Mr. Sirkin.

Our Executive Medical Reimbursement Insurance Plan covers eligible employees, including our Named Executive Officers, for most medical charges not covered by our basic medical plan, up to a specified annual maximum.  We incurred $13,750 during 2008 and 2007 and $11,830 during 2006 as annual premiums for coverage for each of our Named Executive Officers.

Perquisites received from time to time have included clothing allowances, gym memberships, parking and travel, hotel and recreational activities of our executive officers’ spouses during off-site budget, planning and strategy meetings.  (We did not hold our budget, planning and strategy meetings off-site in 2008 but did in 2007 and 2006.)  These amounts are not included in the table as they do not meet the threshold for disclosure, except in the case of Mr. Murry.  In 2008 and 2007, Mr. Murry received a clothing allowance for purchases at our Calvin Klein Collection store.  In 2006, Mr. Murry received a clothing allowance for purchases at our Calvin Klein Collection store and additional discounts at our Calvin Klein Collection store above the discount provided to all other associates.  In addition, Mr. Murry’s spouse traveled to and had use of recreational facilities and services in connection with our off-site budget, planning and strategy meetings in 2007 and 2006.  These perquisites provided him with a benefit of $20,000 in 2008, $22,626 in 2007 and $27,320 in 2006, which is included in his compensation in this column.

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